UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 22, 2014
Emergent BioSolutions Inc.
 (Exact Name of Registrant as Specified in Charter)
Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2273 Research Boulevard, Suite 400, Rockville, Maryland		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (301) 795-1800
Not applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                  Other Events.
On January 22, 2014, Emergent BioSolutions Inc. (the "Company") issued a press release announcing its intention to offer $200 million aggregate principal amount of convertible senior notes due 2021, subject to market conditions and other factors, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Offering"). The Company also intends to grant the initial purchasers of the notes an option to purchase up to an additional $30 million aggregate principal amount of convertible senior notes. A copy of the Company's press release is filed herewith as Exhibit 99.5 and is incorporated herein by reference.
As previously reported, on December 11, 2013, the Company entered into an arrangement agreement (the "Arrangement Agreement") with Cangene Corporation, a corporation amalgamated under the laws of Ontario ("Cangene"), pursuant to which a wholly-owned subsidiary of the Company will acquire all of the outstanding common shares of Cangene (the "Arrangement") for $3.24 per share in cash (on a fully diluted basis), which represents a total purchase price of $222 million. Completion of the Arrangement is subject to various customary closing conditions, including, among others, (1) approval of the Arrangement by holders of at least 66 2/3% of the votes cast by Cangene shareholders at a special meeting, (2) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (3) issuance by the Ontario Superior Court of Justice of a final order approving the Arrangement.
This Current Report on Form 8-K is being filed to provide the audited historical consolidated financial statements of Cangene as of July 31, 2013 and 2012 and for each of the three years in the period ended July 31, 2013, the unaudited historical condensed consolidated financial statements of Cangene as of October 31, 2013 and for the three months ended October 31, 2013 and 2012 and the unaudited pro forma combined financial statements of the Company and Cangene reflecting the Arrangement and the Offering.
The information contained in this Current Report on Form 8-K, including the exhibits hereto, does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.
Item 9.01                  Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The audited consolidated financial statements of Cangene Corporation, including the consolidated balance sheets as at July 31, 2013 and 2012 and the consolidated statements of income (loss) and comprehensive income (loss), changes in equity and cash flows for the years ended July 31, 2013 and 2012 are filed herewith as Exhibit 99.1.
The audited consolidated financial statements of Cangene Corporation, including the consolidated balance sheets as at July 31, 2012 and 2011 and the consolidated statements of income (loss) and comprehensive income (loss), changes in equity and cash flows for the years ended July 31, 2012 and 2011 are filed herewith as Exhibit 99.2.
The unaudited condensed consolidated interim financial statements of Cangene Corporation, including the condensed consolidated interim balance sheets as at October 31, 2013 and July 31, 2013 and the condensed consolidated interim statements of income (loss) and comprehensive income (loss), changes in equity and cash flows for the three months ended October 31, 2013 and 2012 are filed herewith as Exhibit 99.3.

(b)    Pro Forma Financial Information.

The unaudited pro forma combined financial statements reflecting the Arrangement and the Offering are filed herewith as Exhibit 99.4.

(d)    Exhibits.

Number	Exhibit
23.1	Consent of Ernst & Young LLP, Independent Auditors of Cangene Corporation.
99.1
Audited consolidated financial statements of Cangene Corporation, including the consolidated balance sheets as at July 31, 2013 and 2012 and the consolidated statements of income (loss) and comprehensive income (loss), changes in equity and cash flows for the years ended July 31, 2013 and 2012.

99.2
Audited consolidated financial statements of Cangene Corporation, including the consolidated balance sheets as at July 31, 2012 and 2011 and the consolidated statements of income (loss) and comprehensive income (loss), changes in equity and cash flows for the years ended July 31, 2012 and 2011.

99.3
Unaudited condensed consolidated interim financial statements of Cangene Corporation, including the condensed consolidated interim balance sheets as at October 31, 2013 and July 31, 2013 and the condensed consolidated interim statements of income (loss) and comprehensive income (loss), changes in equity and cash flows or the three months ended October 31, 2013 and 2012.

99.4	Unaudited pro forma combined financial statements as of and for the nine months ended September 30, 2013 and the year ended December 31, 2012.
99.5	Press release, dated January 22, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2014	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ Robert G. Kramer Robert G. Kramer Executive Vice President and Chief Financial Officer